                                  EXHIBIT 10.23


                         EXECUTIVE CONSULTING AGREEMENT



                  EXECUTIVE CONSULTING AGREEMENT (this "Agreement") made as of the 1ST day of May, 2000, by and among DIGITAL CREATIVE DEVELOPMENT CORP., a New York corporation with its principal place of business located at 1325 Avenue of the Americas, New York, New York 10019 (the "Company"), ARTHUR TREACHER'S INC., a Utah corporation with its principal place of business located at 7400 Baymeadows Way, Suite 300, Jacksonville, Florida 32255 ("Treachers"), RJS CONSULTING CORP., a Delaware corporation (Executive") with offices at 407 Blauvelt Road, Pearl River, New York 10965, and for the limited purposes described herein, Ralph J. Sorrentino, residing at 407 Blauvelt Road, Pearl River, New York 10965 ("RJS") (for convenience of reference only, this Agreement shall refer to Executive in the masculine gender, but such reference shall not imply that any person other than Ralph J. Sorrentino Inc. is a party as Executive hereto).


                                               W I T N E S S E T H:
                                               - - - - - - - - - -


                  WHEREAS, Executive has been providing services to Treacher's since December, 1999; and

                  WHEREAS, the Company is a subsidiary of Treacher's; and

                  WHEREAS, the Company desires to engage for itself the experience, abilities and service of Executive in principal executive capacities, and Executive desires to be so engaged, upon the terms and conditions specified herein; and

                  WHEREAS, RJS, as the sole stockholder of Executive, is willing to confirm his agreement to cause Executive to perform this Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants, terms and conditions hereinafter set forth, and for other good and valuable consideration, receipt of which is specifically acknowledged, the parties hereto hereby agree as follows:

                  1.       Retention

                  The Company hereby retains Executive, and Executive hereby accepts such retention from the Company, to serve, as Executive Consultant, as the President and Chief Executive Officer of the Company in accordance with the terms of this Agreement. Pending the Executive Transition Date, as defined below, Executive shall not be identified as an officer of the Company in any public announcements. The term "Executive

Document #: 9233v8
                                                                               2

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Transition Date" means the earlier of (i) July 1, 2000 or (ii) the date on which
Executive notifies the Company that he no longer holds the position of Executive Vice President and Chief Financial Officer of Liberty Digital, Inc.

                              2. Executive's Duties

                  (a) The Company hereby agrees to retain Executive, and Executive agrees faithfully and to the best of his ability, in the position of President and Chief Executive Officer, to have general and active management and supervision of the business of the Company and to discharge the duties of said office and perform such other duties and services of an executive, administrative and managerial nature as shall be specified and designated from time to time by the Board of Directors of the Company in connection with the business and activities of the Company; provided that the Company acknowledges that, as described in Section 8(c)(ii) of this Agreement, the assignment of any duties inconsistent with Executive's positions, duties, responsibilities and status with the Company or a change in Executive's reporting responsibilities, titles or offices will constitute a constructive termination providing Executive with the rights described in such Section 8(c)(ii) and elsewhere in this Agreement.

                  (b) Commencing on the Executive Termination Date, Executive agrees to devote his best efforts, energy and skill, and in no event less than a majority of his time during regular business hours, to the performance of such services; provided, however, that the Company acknowledges that Executive may from time to time engage in consulting and related activities for other entities. Without limiting the foregoing, Executive shall be permitted to serve as a consultant with and to (i) Liberty Digital, Inc., (ii) Heavy.Com, Inc. and
(iii) Heavy Industry, Inc., their respective successors and assigns. Notwithstanding the foregoing, Executive shall not, without the prior written consent of the Chairman of the Company (the "Chairman"), serve as consultant to any other entity or person if such entity or person is engaged in Competitive Activities. As used herein, the term "Competitive Activities" means activities and business operations that are competitive with any business operations then conducted or definitively proposed to be conducted by the Company within the same geographic market as that in which the business of the Company is or is definitively proposed to be conducted. The parties acknowledge that, in reviewing any request for consent hereunder, the Company shall cause the Chairman to consult in good faith with Executive mindful that Executive's consulting activities with competitors may benefit the Company through strategic investment or other business opportunities and that Executive's analysis thereof will be accorded significant weight.

                  (c) Executive agrees to observe and comply with all rules, regulations, policies and practices adopted by the Company, either orally or in writing, both as they now exist and as they may be adopted or modified from time to time.

                  3.       Term

                  Executive's employment and the term of this Agreement shall be for a period of thirty (30) months commencing on April 1, 2000 and ending on October 1, 2002 (the "Initial Term") and shall automatically extend for additional one-year periods (each, an "Extended Term") unless either party gives the other party notice (the "Non-Renewal Notice"), not fewer than 180 days prior to the end of the then current term, that the Agreement will not be so extended.

                  4.       Compensation

                  (a) Fee. Upon the execution and delivery of this Agreement, the Company shall pay to Executive the sum of $15,000 (representing a $7,500 per month fee owing for February, 2000 and March, 2000) and the sum of $20,000 for April, 2000. The Company shall pay to Executive a base annual fee in the amount of $250,000 payable on the first day of each month in installments of $20,000 per month except that the installment due on each of March 1, 2001 and March 1, 2002 shall be $30,000 and the installment due on September 1, 2002 shall be $25,000. The parties shall negotiate in good faith for a fee for any Extended Term but in no event shall any such fee be less than 120% of the fee in effect for the twelve-month period immediately preceding such Extended Term. All amounts paid to Executive under this Agreement shall be paid without withholding for income, social security or other taxes of any kind.

                  (b) Bonus. The Company shall pay Executive at the end of each calendar year and at the end of the Initial Term and any Extended Term a bonus in such form and amount as the Board of Directors of the Company shall deem appropriate.

                  (c)      Car Allowance.  During the Initial Term and any
                           -------------
Extended Term, the Company shall provide to Executive a car allowance in an amount not to exceed $750 per month.

                  (d) Life Insurance. During the Initial Term and any Extended Term, the Company shall cause to be issued a key man life insurance policy on RJS in the amount of $3,000,000, the premiums for which shall be paid by the Company. The beneficiaries of such life insurance shall be the Company (to the extent of $2,500,000) and a beneficiary to be designated by Executive (as the same may be changed by Executive from time to time) to the extent of $500,000. Such policy shall include a customary waiver of premium in the event of Executive's Disability.

                  5. Equity Participation. Simultaneously with the execution and delivery of this Agreement, Treacher's and Executive shall execute and deliver the Stock Option Agreement (the "Option Agreement") in the form attached hereto as Exhibit A providing for the grant to Executive of options to acquire Five Million (5,000,000) shares of Treacher's common stock (the "Shares"), at an exercise price of $.37 per share, with such vesting and other terms as are set forth in such Option
Agreement.

                  6. Assumption of Indebtedness; Loan. (a) Upon the request of Executive from time to time, the Company shall assume and be primarily liable for and shall indemnify Executive against up to $2,500,000 of indebtedness incurred by Executive for any legal purpose (the "Assumed Debt"). The Company shall promptly execute and deliver such documents and instruments as Executive may deem reasonably necessary to effect such assumption. Upon consummation of a Qualified Financing, as defined below, the Company shall promptly loan to
Executive in cash (the "Loan") an amount equal to the difference between $2,500,000 and the aggregate amount of the Assumed Debt. The Loan, which shall be non-recourse to Executive, shall be evidenced by a Note bearing interest at 6% per annum in form satisfactory to the Company and Executive with a maturity date for the payment of principal and interest of October 1, 2002 (the "Maturity Date"). The Loan and the Assumed Debt shall be secured by a first priority security interest in that number of Options and Shares issued upon exercise of the Options which, at a valuation of $.50 per share, secures the aggregate outstanding amount of the Loan and Assumed Debt, to secure performance by Executive of his obligations under this Agreement through the Maturity Date. As used herein, the term "Qualified Financing" means any transaction or series of related transactions by which the Company obtains cash of at least $20,000,000 through the issuance of debt, equity or any combination of debt and equity.

                  (b) Upon the issuance of any Shares upon exercise of any Options, Executive shall open a brokerage account at a broker-dealer selected by Executive and reasonably satisfactory to the Company (the "Account") and deposit the pledged Shares into the Account to be held as security, as described herein, provided that, subject to such security interest, Executive may utilize such Shares for margin or other investment activity to the extent acceptable to such broker-dealer. Executive agrees to execute and deliver an account control agreement with such broker-dealer in form satisfactory to the Company and Executive and such other documents as reasonably requested by the Company to cause the Shares to be sold in the event amounts under the Loan and Assumed Debt are required to be repaid by Executive and Executive has failed to repay such amounts.

                  (c) Notwithstanding the foregoing, the Company expressly acknowledges that if Executive's performance under this Agreement has not given rise to a right of termination for Cause, as defined herein, the Company shall on the Maturity Date forgive all amounts (including interest) owing under the Loan and the Assumed Debt if (i) the closing price of the Shares on the Company's principal listed exchange on the Maturity Date is not less than $12.50 per share or (ii) the average of the closing prices of a board lot of Shares traded on the Company's principal listed exchange for the sixty
(60) trading days immediately preceding the Maturity Date is not less than 12.50 per share. The Company further acknowledges that Executive is entering into this Agreement in reliance on the foregoing undertaking of the Company. The Company acknowledges that if Executive's performance during the Initial Term has been satisfactory and the price of the Shares has performed generally consistent with the performance of the market, then the Board of Directors of the Company may in its discretion forgive all amounts (including interest) owing under the Loan and the Assumed Debt notwithstanding that the foregoing formula is not satisfied by reason of, by way of illustration, aberrational swings in the price of the Shares during such sixty (60) day period.

                  7. Put Right. At any time after the Company terminates Executive's employment other than for Cause and at any time after Executive terminates his employment for Good Reason, Executive may require the Company to repurchase any Options held by Executive which are not subject to forfeiture, as provided for in the Option Agreement, and any Shares previously issued to Executive upon exercise of any Options, upon five (5) days written notice (the "Put Notice") to the Company of Executive's election to require the Company to effect such repurchase. The purchase price (the "Purchase Price") for each such Option and each such Share shall be the greater of (x) the average of the closing prices of a board lot of Shares traded on the Company's principal listed exchange for the thirty (30) trading days immediately preceding the purchase date or (y) the closing price of Shares on such exchange on the date of the Put Notice. The payment of the Purchase Price shall be effected as follows:

                  (i) If the Company has Available Cash, as defined below, in excess of the amount of the Purchase Price, the Company shall pay the entire Purchase Price in cash;

                  (ii) If the Company has Available Cash in an amount which is less than the amount of the Purchase Price, then, if Executive is legally able publicly to sell such Options or Shares, the Company shall cooperate with Executive in effecting such sale and pay to Executive the difference between (a) the average of the closing prices of a board lot of Shares traded on the Company's principal listed exchange for the thirty (30) trading days immediately preceding the date of sale and (b) the price at which Executive was able to effect such sale. The payment by the Company of such difference shall be made in cash, to the extent of Available Cash, plus the balance in the form of either, at Executive's election, (x) a Promissory Note with a term of thirty (30) months bearing interest at the Prime Rate, as defined below, plus 300 basis points, and otherwise in form and substance satisfactory to Executive or (y) additional Shares or (z) any combination of such a Promissory Note and additional Shares.

         As used herein the term "Available Cash" means 17.5% of average cash balances held by the Company over 90 days. As used herein the term "Prime Rate" means the Prime Rate as published from time to time by The Wall Street Journal (or any successor publication).

                  8.       Termination.
                           -----------

                  (a) The Company may terminate Executive's retention hereunder for Cause, as defined in Section 8(c)(i) hereof. Executive's retention shall terminate upon his death.

                  (b)      Executive may terminate his retention for Good
Reason.

                  (c) For purposes of this Agreement, the following terms shall be defined as follows:

                  (i) Cause: Termination by the Company of Executive's retention for "Cause" shall mean termination upon (A) Executive's failure to cure a material breach of a material term or provision of this Agreement within thirty (30) days' after Executive's receipt of notice from the Company of such breach, (b) Executive's conviction of a felony under the laws of the United States or any State, (C) Executive's willful violation of any applicable Federal or State law, rule or regulation applicable to the Company's business or (D) circumstances under which Executive's physical or mental condition renders him unable to perform his duties under this Agreement and such inability shall continue for a period in excess of ninety (90) consecutive or one-hundred eighty (180) non-consecutive calendar days in any consecutive twelve-month period (such circumstances referred to herein as "Disability").

                  (ii)     Good Reason.  Termination by Executive of
                           -----------
         Executive's employment for "Good Reason" shall mean termination upon the occurrence of any of the following events without Executive's consent:

                           (A) the assignment to Executive of any duties inconsistent with Executive's positions, duties, responsibilities and status with the Company or a change in Executive's reporting responsibilities, titles or offices, except in connection with the termination of Executive's retention for Cause or as a result of Executive's death or Disability;

                           (B) a reduction by the Company in Executive's annual base fee as in effect on the date hereof or as the same may be increased from time to time;

                           (C) the failure of Executive to hold a seat on the Company's Board of Directors (except as a result of Executive's voluntary resignation); or

                           (D) any other  breach by the Company of any  material
                  provision of this Agreement,  including,  without  limitation,
                  Section 16 of this Agreement.

                  (iii) Notice of Termination. Any purported termination by the Company pursuant to paragraph (i) above or by Executive pursuant to paragraph (ii) above shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's retention under the provisions so indicated.

                  (iv) Date of Termination. "Date of Termination" shall mean (A) if Executive's retention is terminated pursuant to paragraph (i) above, the date specified in the Notice of Termination, (B) if Executive's retention is terminated by reason of Executive's death, the date of Executive's death, (C) if Executive's retention is terminated by Executive for any reason other than Good Reason, upon the date which is thirty (30) days after the Company's receipt of the Notice of Termination and (D) if Executive's retention is terminated for Good Reason, the date on which a Notice of Termination is given; provided that if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, or by a binding and final arbitration award and a judgment confirming such award (the time for appeal therefrom having expired and no appeal having been perfected), except that if the termination was by the Company for Cause (and such termination is upheld by such award) then the Date of Termination shall be the date specified in the Notice of Termination.

                  9.       Compensation Upon Termination or During
Disability.

                  (a) During any period that Executive fails to perform duties hereunder as a result of Disability, Executive's benefits shall be determined in accordance with the Company's long-term disability plan, if any, then in effect; provided that in all events Executive shall continue to be provided all fees and benefits hereunder during any elimination or waiting period under any such plan.

                  (b) If Executive's retention shall be terminated for Cause (other than Disability) or by Executive other than for Good Reason, the Company shall pay Executive's full base annual fee to Executive through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligation to Executive under this Agreement

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except in  respect  of the  Executive's  rights to  Options  and  Shares  issued pursuant hereto and the Option Agreement. If Executive's retention shall be terminated by reason of Executive's death or Disability, the Company shall pay Executive's full base annual fee to Executive through the period ending six (6) months after the Date of Termination at the rate in effect at the time of Executive's death or commencement of Disability, as the case may be, and the Company shall have no further obligation to Executive under this Agreement except in respect of the Executive's rights to Options and Shares issued pursuant hereto and the Option Agreement, all of which may be transferred to the Executive's heirs.

                  (c) If Executive's retention by the Company shall be terminated (A) by the Company other than for Cause or other than by reason of death or Disability or (B) by Executive for Good Reason, then Executive shall be entitled to the benefits provided below:

                           (A) The  Company  shall  pay  Executive's  full  base
                  annual fee to Executive through the later of (i) the Date of Termination or (ii) the end of the Initial Term or any Extended Term, as the case may be, at the rate in effect at the time Notice of Termination is given;

                           (B) in lieu of any  further  fees  to  Executive  for
                  periods subsequent to the Date of Termination, Executive shall receive as severance compensation a lump sum equal to the product of Executive's base monthly fee at the highest rate in effect during the twelve (12) months immediately preceding the Date of Termination multiplied by the number twelve (12); and

                           (C) Without limiting Executive's rights under Section
                  7 of this Agreement and any and all rights under the Option Agreement, Executive may at any time exercise all Options issued to Executive at an exercise price of $.01 per share.

                  (d) In the event the Company delivers to Executive a Non-Renewal Notice in accordance with Section 3 of this Agreement, then, in addition to all other benefits owing to Executive, the Company shall pay to Executive at the end of the then-current term (Initial Term or Extended Term, as the case may be) am amount equal to fifty percent (50%) of the Executive's then current annual fee.

                  (e) Executive shall not be required to mitigate the amount of any payment provided for in this Section 9 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 9 be reduced by any compensation earned by Executive as the result of employment or retention by another employer after the Date of Termination, or otherwise.



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



                  10.      Executive's Rights Under Certain Plans;
                           ---------------------------------------
Reimbursement for Expenses
--------------------------

                  The Company agrees that nothing contained herein is intended to or shall be deemed to be granted to Executive in lieu of any rights and privileges which Executive shall be entitled to as a consultant of the Company under any retirement, pension, insurance, hospitalization, medical, disability or other plan which may now or hereafter be in effect, it being understood that Executive shall, if he so elects, have the right and privilege to participate in such plan or benefits. The Company covenants to cause all such plans and benefits to include Executive as an eligible participant and, if necessary, to adopt new plans and benefits that include Executive as an eligible participant. Executive shall be entitled to incur on behalf of the Company reasonable and necessary expenses in connection with the performance of his duties, and the Company shall pay for or reimburse Executive for all such expenses upon presentation of proper receipts therefor.

                  11.      Vacation

                  Executive shall be entitled to paid vacation time of six (6) weeks during each year.

                  12.      Board Seats

                  The Company shall take all necessary steps to cause the nomination and election of RJS to the Board of Directors of the Company so long as this Agreement is in effect and to carry Directors and Officers Liability Insurance in an amount consented to by RJS, such consent not be unreasonably withheld. RJS shall serve on the Boards of Directors of entities in which the Company may invest so long as the terms and conditions of such service are satisfactory to him in his discretion.

                  13.      Protection of the Company's Interest; Non-Compete

                  (a) Proprietary and Confidential Information. Executive acknowledges that while he performs services hereunder, he will receive, have access to and become acquainted with documents setting forth the Company's Confidential Information (as defined below). Executive hereby agrees that all such confidential documents are the sole and exclusive property of the Company, and that, during the term of this Agreement, Executive will not use any such documents other than in the course of performing his duties under this Agreement. Executive further agrees that upon expiration or termination of Executive's retention, Executive shall not take or use any such documents of the Company. Executive further agrees that, upon termination of his services with the Company, all such documents then in Executive's possession, whether prepared by him or others will be left with the Company. For purposes of this Section 13, "Confidential Information" means information disclosed to Executive through such documents, not generally known in the industry in which the Company is or may become engaged, about the Company's products, processes, and services.

                  (b) Notwithstanding anything to the contrary set forth in this
Section 13, if any provision of this Section 13, or the application thereof to any circumstance, is held invalid for any reason whatsoever, such invalid provision shall be severable and such invalidity shall not affect any other provision of this Section 13, or the application thereof to any other circumstance, which can be given effect without such invalid provision or application.

                  (c) With respect to all Inventions (as hereinafter defined) made or conceived by Executive, whether or not during the hours of Executive's services, or with the use of the Company's and/or its affiliates' facilities, materials, or personnel, either solely or jointly with others, during the term of this Agreement, and without royalty or any other consideration, the following shall apply:

                  (i) Reports. Executive shall inform the Company promptly and fully of such Inventions by a written report, setting forth in detail the structures, procedures, and methodology employed and the results achieved.

                  (ii) Assignment. Executive hereby assigns and agrees to assign to the Company all of the right, title and interest to Executive's Inventions and to all proprietary rights of every kind and nature therein, based thereon or related thereto, including, but not limited to, applications for United States and foreign letters patent and resulting letters patent, trademarks and copyrights.

                  (iii) Patents. At the Company's request and expense, Executive shall execute such documents as the Company deems necessary to vest in the Company sole and exclusive title to or otherwise to secure and protect the Company's rights in such Inventions and in all related trademarks, copyrights and/or patent rights, and Executive shall provide such assistance as may be deemed necessary by the Company to apply for, defend or enforce any United States and foreign letters patent, trademarks or copyrights based upon or related to such Inventions, as well as all reissues, renewals and extensions thereof.

                  (iv) Inventions.  As used herein,  "Inventions" shall mean all developments, discoveries, concepts, inventions, improvements, trade secrets and ideas, whether or not patentable or otherwise protectable, that are conceived or developed or reduced to practice, alone or jointly with others, which relate to any present or prospective activities of the Company and/or its affiliates, including, but not limited to, devices, processes, methods, formulae, techniques, modifications and any improvements to the foregoing.

                  (v) Non-Exclusive License. In the event that the Company shall terminate Executive's services other than for Cause, then Executive shall have hereby a royalty free, transferable, non-exclusive, perpetual license with respect to all Inventions assigned, licensed or developed by Executive to the Company during the term of this Agreement and Executive shall have the right to retain any Confidential Information with respect to such Inventions.

                  (d) Executive acknowledges and agrees that a violation of this
Section 13 of this Agreement shall cause irreparable harm to the Company and that the Company shall be entitled to specific performance of this Agreement or an injunction without proof of special damages, together with the costs and reasonable attorneys' fees incurred by the Company in enforcing its rights under this Section 13. Further, Executive acknowledges that the restrictions and agreements set forth in this Section 13 are in addition to, and are not intended to limit or diminish in any way, any other restrictions of law or contract, and that the Company shall be entitled, in addition to any other right and remedy available to it at law or in equity, to an injunction enjoining or restraining Executive from any violation or threatened violation of this Section 13, and Executive hereby consents to the issuance of such injunction without bond or other security.

                  (e) The provisions of this Section 13 of this Agreement shall survive the termination of Executive's retention hereunder and continue to be binding upon Executive.

                  14. Covenant Not to Compete. In the event that Executive terminates this Agreement without Good Reason, Executive will not, at any time through the end of the then current term (either Initial Term or Extended Term, as the case may be), anywhere in the United States, either directly or indirectly, engage in, with or for any enterprise, institution, whether or not for profit, business, or company, competitive with the business (as identified herein) of the Company as such business may be conducted on the date thereof, as a creditor, guarantor or financial backer, stockholder, director, officer, consultant, advisor, employee, member, inventor, producer, director, or otherwise of or through any corporation, partnership, association, sole proprietorship or other entity; provided, that an investment by Executive, his spouse or his children or other affiliate of not more than five (5%) percent of the total equity of such entity shall be permitted and provided further that Executive may continue to perform any consulting activities permitted by or consented to under this Agreement, as described in Section 2(b) of this Agreement. For purposes of this Section 14, the business of the Company shall be limited to providing content or services over the Internet and wireless communications. In the event that Executive terminates this Agreement without Good Reason, Executive agrees that through the end of the then current term (either Initial Term or Extended Term, as the case may be) he will not solicit or hire, either as an employee or independent contractor, any employee of the

Company or its affiliates or any person who had been an employee of the Company or its affiliates within one year prior to such solicitation or engagement. The restriction of this Section 14 shall be effective if, but only if, and so long as, the Company continues to pay the Executive his full annual base fee through the end of the then-current term (either Initial Term or Extended Term, as the case may be) and honors any other obligations owing to Executive hereunder or under the Option Agreement.

                             15. Offering Allocation

                  In the event that the Company files a registration statement under the Securities Act of 1933, as amended (the "Securities Act") for the sale of shares of the Company's common stock to the public, then the Company shall, if the Company has established a directed share or similar program to enable a class of persons to purchase, on a pro rata basis, a portion of the common stock so offered, include Executive or RJS (as designated by Executive) in such class of persons.

                  16.      Provision of Working Capital

                  The Company shall provide adequate working capital (directly or through equity or debt placements with third parties) to sustain reasonable growth of the Company's revenue and asset base. Without limiting the foregoing, the Company acknowledges that the Company intends to invest in businesses of which the Company may take majority positions and active control, minority positions and active control and minority positions without such control, and that adequate working capital is essential to fulfill such intention.

                              17. Preemptive Right

                  Executive shall, upon the issue or sale of shares by the Company of stock of any class (whether now or hereafter authorized), have the right simultaneously with any such issuance or sale to subscribe to and purchase such shares in proportion to Executive's holdings (on a fully diluted basis), at the issue or sale price. The Company shall give Executive not fewer than thirty
(30) days prior written notice of any such issuance or sale and shall cooperate with Executive in his exercise of his preemptive right.

                           18. Stockholders Agreement

                  Executive may, in his discretion, elect to become a party to any Stockholders Agreement among the principal stockholders of the Company and the Company, and if Executive makes any such election, the Company shall take such steps as are necessary to enable Executive to become a party thereto; provided that in no event shall any such Stockholders Agreement adversely modify or affect any rights of Executive under this Agreement or the Option Agreement.

                  19.      Arbitration

                  Any controversy or claim arising out of or relating this Agreement, the breach thereof, or any other aspect of the relationship between the parties, or relating to the scope of this arbitration provision, shall be settled exclusively by private arbitration before JAMS Endispute, New York, New York (or any successor thereto) or, if such entity is no longer operating, such other dispute resolution agency as may be acceptable to the Company and Executive. The arbitration of such issues, including the determination of the amount of any damages suffered by either party hereto by reason of the acts or omissions of the other, shall be to the exclusion of any court of law. The decision of the arbitrators or a majority of them shall be final and binding on both parties and their respective heirs, executors, administrators, successors and assigns. There shall be three arbitrators, one to be chosen directly by each party and the third arbitrator to be selected jointly by the Company and Executive from a list of arbitrators provided by JAMS Endispute or such other dispute resolution agency. In all events the arbitrators so chosen shall be experienced in the valuations and business operations of closely-held businesses which completed an initial public offering of equity securities under the Securities Act of 1933, as amended. Each party shall pay the fees of the arbitrator selected by him and of his own attorneys and the expenses of his witnesses and all other expenses connected with the presentation of his case. All other costs of the arbitration, including the cost of the record or transcripts thereof, if any, administrative fees, and all other fees and costs shall be borne equally by the parties.

                              20. Entire Agreement

                  This Agreement supersedes and cancels any and all prior agreements between the parties hereto, express or implied, relating to the subject matter hereof. This Agreement, together with the Stock Option Agreement, sets forth the entire agreement between the parties hereto. It may not be changed, altered, modified or amended except in a writing signed by both parties.

                  21.      Non-Waiver

                  The failure or refusal of either party to insist upon the strict performance of any provision of this Agreement or to exercise any right in any one or more instances or circumstances shall not be construed as a waiver or relinquishment of such provision or right, nor shall such failure or refusal be deemed a custom or practice contrary to such provision or right.

                  22.      Non-Assignment

                  Executive shall have no right to delegate any of the duties created by this Agreement, and any delegation or attempted delegation of Executive duties, shall be null and void. In all other respects, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, beneficiaries, personal representatives, successors, permitted assigns, officers and directors.

                  23.      Severability

                  If any paragraph, term or provision of this Agreement shall be held or determined to be unenforceable, the balance of this Agreement shall nevertheless continue in full force and effect unaffected by such holding or determination. In addition, in any such event, the parties agree that it is their intention and agreement that any such paragraph, term or provision which is held or determined to be unenforceable as written, shall nonetheless be enforced and binding to the fullest extent permitted by law as though such paragraph, term or provision has been written in such a manner and to such an extent as to be enforceable under the circumstances. Without limitation of the foregoing, with respect to any restrictive covenant contained herein, if it is determined that any such provision is excessive as to duration or scope, it is intended that it nonetheless be enforced for such shorter duration or with such narrower scope as will render it enforceable.

                  24.      Notices

                  All notices hereunder shall be in writing. Notices may be delivered personally, or by mail, postage prepaid, to the respective addresses noted above.

                  25.      Governing Law

                  This Agreement shall be governed in all respects by the laws of the State of New York without regard to principles of conflicts of laws.

                             26. Captions and Titles

                  Captions and titles have been used in this Agreement only for convenience, and in no way define, limit or describe the meaning of this Agreement or any part thereof.

                  27.      Performance Undertaking

                  By signing below, RJS confirms his intention, as the sole stockholder of Executive, to cause Executive to perform its obligations under this Agreement.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                             DIGITAL CREATIVE DEVELOPMENT CORP.



                                                     By:/s/Bruce Galloway
                                                            Name: Bruce Galloway
                                                                 Title: Chairman

                                                     ARTHUR TREACHER'S INC.



                                                     By:/s/Bruce Galloway
                                                            Name: Bruce Galloway
                                                                 Title: Chairman


                                                     RJS CONSULTING CORP.



                                                     BY:/s/Ralph J. Sorrentino
                                                     Name:  Ralph J. Sorrentino
                                                               Title:  President



                                         RALPH J. SORRENTINO (for purposes of
                                         Section 2, 4, 5, 6, 7, 8, 9, 12,
                                          13, 14, 15 and 27 only)



                                                     /s/Ralph J. Sorrentino
                                                        Ralph J. Sorrentino